Exhibit 10.25
Transcat Inc. Post-Retirement Benefit Plan
For Non-Officer Employees
(Amended and Restated Effective January 1, 2010)

Introduction
The Transcat Inc. Post-Retirement Benefit Plan for Non-Officer Employees (the “Plan”) provides limited reimbursements to eligible Participants for the cost of individual medical insurance coverage purchased by the Participant following qualifying retirement from employment with Transcat Inc. (the “Company”). The Plan does not itself provide health benefits. The actual health benefits provided to a Participant are provided through the individual policy of insurance purchased by a Participant after retirement from the Company.
This document is the summary plan description of the Plan and is also considered the written instrument for the Plan for purposes of Section 402(a)(1) of the Employee Retirement Income Security Act of 1974 (“ERISA”).
The original effective date of the Plan is December 23, 2006. This amendment and restatement is effective January 1, 2010.
Eligibility Requirements
Non-Officer Employees who retire from active employment with the Company on or after December 23, 2006 at age 65 or older with 20 or more years of Qualifying Service and who do not work in any other full-time employment (as defined below) after retirement are eligible to participate in the Plan. A Non-Officer Employee who retires after satisfying the eligibility requirements is referred to as a “Participant” in this document.
For purposes of eligibility to participate in the Plan, an individual will be considered a “Non-Officer Employee” if the individual is classified by the Company as a common law employee and does not have the title of Vice President or higher and is not the Corporate Controller. An individual who the Company classifies as a leased employee, or who is on the payroll of another company or is treated as an independent contractor by the Company for employment tax purposes is not eligible to participate in the Plan, even if a court or other authority determines that the individual is a common law employee.
Qualifying Service means an employee’s most recent period of continuous, uninterrupted employment with the Company on a full-time basis on or after the date the employee reaches age 45. Service prior to age 45 does not count as years of Qualifying Service for purposes of determining eligibility to participate in the Plan. Service with a business acquired by the Company on or after December 23, 2006 (the original effective date of the Plan) is not counted as Qualifying Service. An employee is considered to be employed on a full-time basis if the employee regularly works 30 or more hours per week. An employee who has a break in service of 12 months or less will not lose service credited prior to the break and will receive service credit for the period of the break in service if each of the following requirements is satisfied: (i) the employee had at least 15 years of Qualifying Service at the time the employee began the period of absence; (ii) the employee received his or her regular compensation or received short-term disability benefits under a Company-sponsored plan during the period of absence or the absence was otherwise authorized by the Company; and (iii) the employee returns to active full-time employment with the Company not later than 12 months after the absence begins.

An individual will be considered to be working in full-time employment after retirement (and therefore not eligible to participate in the Plan) if he or she regularly works at a job for 30 or more hours per week. The Company, in its sole discretion, will determine whether an individual is working in full-time employment after retirement for purposes of determining eligibility to participate in the Plan.
Premium reimbursement benefits are available only for coverage for the eligible retiree. Reimbursement for the cost of coverage for a spouse or other dependents is not provided under the Plan.
The Plan does not provide any benefits other than premium reimbursements in accordance with the rules described in this document. The Company does not guarantee that a Participant will be eligible for any Individual Coverage. The Participant is solely responsible for obtaining Individual Coverage.
Initial Enrollment
If you are eligible to participate in the Plan at the time you retire, you will be provided with current reimbursement benefit information at that time.
Description of Premium Reimbursement Benefits
The maximum amount of reimbursement available to a Participant for any month is a “capped” amount equal to 72% of the applicable premium for a base Medicare supplemental coverage plan determined by the Company. The capped amount applicable to a Participant is determined based on the year in which the Participant retired and will be increased by 3% each year. For Participants who retire in 2007, the maximum reimbursement amount is $53.28 per month, which is 72% of $74, the 2007 monthly premium for the Excellus Medicare Blue Choice HMO Optimum Plan, the base Medicare supplemental coverage plan selected by the Company for 2007.
Example: Employee 1 retires in 2007 at age 65 with 20 years of Qualifying Service, qualifying to participate in the Plan. Employee 1 is responsible for obtaining individual medical insurance coverage and is eligible for a maximum reimbursement amount of $53.28 per month for coverage purchased in 2007. In 2008, Employee 1’s maximum reimbursement amount is increased 3% to $54.88. Employee 2 retires in 2008 at age 65 with 20 years of Qualifying Service, qualifying to participate in the Plan. If the premium for the base Medicare supplemental coverage plan in 2008 is $95, the maximum reimbursement amount in 2008 for employees who retire in 2008 would be $68.40 per month (72% of $95). The reason for the difference in the maximum reimbursement amounts for Employee 1 and Employee 2 in 2008 is that Employee 1’s maximum reimbursement amount is determined based on the maximum in the year Employee 1 retired and is increased 3% per year after that.
If a Participant purchases Individual Coverage that costs more than the maximum reimbursement amount available under the Plan, the Participant is responsible for paying the additional cost of coverage over and above the maximum reimbursement amount. If the Individual Coverage purchased by a Participant costs less than the applicable maximum monthly reimbursement amount, the reimbursement from the Plan will be equal to the cost of the coverage. The Plan will not reimburse the excess of the maximum monthly reimbursement over the actual cost of coverage. Nor will any amount be paid to an individual who does not purchase individual coverage. For example, if the maximum monthly reimbursement amount established by the Company is $55 and the Participant purchases coverage that costs $35 per month, the Plan will reimburse the Participant $35 per month.
As noted below in the section titled “No Vesting; Amendment or Termination of Plan,” the Company reserves the right to amend or terminate the Plan at any time. This includes the right to reduce the amount of or terminate the reimbursements available under the Plan.
Claiming Reimbursement
A Participant may claim reimbursement on an annual or periodic basis (not more frequently than quarterly) for premiums paid by the Participant for Individual Coverage. The Participant must provide the Company with evidence satisfactory to the Company of the premium payments for which the Participant is claiming reimbursement.
Termination of Participation
A Participant will cease to participate in the Plan on the earliest of the following dates:
1)	the date the Participant dies;
2)	the date the Participant begins to work in full-time employment (as determined by the Company) after retirement from the Company;
Amendment or Termination of Plan
The Company has the right to amend or terminate the Plan at any time, except with regard to employees who have reached age 65 and completed 20 or more years of Qualifying Service with the Company and Participants (employees who retired from the Company at or after age 65 with 20 or more years of Qualifying Service with the Company and qualified for benefits). This means that employees who have not reached age 65 with 20 or more years of Qualifying Service with the Company do not have any vested rights under the Plan and the Company may amend or terminate the Plan at any time. If the Plan is amended or terminated, such employees may cease to have the right to accrue Qualifying Service for purposes of qualifying to participate in the Plan, or the reimbursement benefit under the Plan may be reduced. The Plan may not be terminated or modified in a way that reduces premium reimbursements for any Participant or employee who has attained age 65 with 20 or more years of Qualifying Service with the Company.
Claim Procedures
Claims for the payment of medical benefits under the Individual Coverage purchased by a Participant are subject to the claim procedures contained in the insurance contract through which such coverage is provided and are not the responsibility of the Company. Such claims must be submitted to the insurance carrier in accordance with the claim procedures specified in the insurance contract.
A Participant who disagrees with the amount of a reimbursement under this Plan has the right to appeal. All appeals must be made in writing within 180 days after the date the reimbursement in question was paid. Appeals should be addressed to the Company at the address specified below. A Participant may submit written comments, documents, records and other information relating to the Participant’s claim and will be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the Participant’s claim for benefits. The review of the appeal will take into account all comments, documents, records and other information submitted by the Participant, without regard to whether such information was considered in the initial benefit determination.
The Participant will be notified in writing of the Plan Administrator’s decision on the appeal not later than 60 days after the Plan Administrator receives the request for review. If the decision is adverse, the notification will set forth: (1) the specific reason or reasons for the adverse determination; (2) reference to the specific plan provisions on which the benefit determination is based; (3) a statement that the Participant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the Participant’s claim for benefits; and (4) a statement of the Participant’s right to bring an action under section 502(a) of ERISA.
Discretionary Authority
In carrying out its responsibilities under the Plan as the plan administrator, the Company has full discretionary authority to interpret the terms of the Plan. Any interpretation or determination made by the Company pursuant to such discretionary authority shall be given full force and effect unless found by a court of competent jurisdiction to be arbitrary and capricious.
Statement of Rights
As a Participant in the Plan, you are entitled to certain rights and protections under the Employee Retirement Income Security Act of 1974 (ERISA). ERISA provides that all Plan Participants be entitled to:
Receive Information About Your Plan and Benefits
Examine, without charge, at the plan administrator’s corporate office and at other specific locations, such as worksites, all documents governing the Plan.

Obtain upon written request to the plan administrator, copies of documents governing the operation of the Plan and updated summary plan description. The plan administrator may make a reasonable charge for the copies.
Prudent Actions by Plan Fiduciaries
In addition to creating rights for Plan Participants, ERISA imposes duties upon the people who are responsible for the operation of the employee benefit plan. The people who operate your Plan, called “fiduciaries” of the Plan, have a duty to do so prudently and in the interest of you and other Plan Participants and beneficiaries. No one, including your employer or any other person, may fire you or otherwise discriminate against you in any way to prevent you from obtaining a welfare benefit or exercising your rights under ERISA.
Enforce Your Rights
If your claim for a premium reimbursement benefit is denied or ignored, you have a right to know why this was done, to obtain copies of documents relating to the decision without charge, and to appeal any denial, all within certain time schedules.
Under ERISA, there are steps you can take to enforce the above rights. For instance, if you request a copy of Plan documents and do not receive them within 30 days, you may file suit in a Federal court. In such a case, the court may require the Plan Administrator to provide the materials and pay you up to $110 a day until you receive the materials, unless the materials were not sent because of reasons beyond the control of the Plan Administrator. If you have a claim for premium reimbursement benefits which is denied or ignored in whole or in part, you may file suit in a state or Federal court, provided that you have exhausted all your administrative appeal rights. If it should happen that Plan fiduciaries misuse the Plan’s money, or if you are discriminated against for asserting your rights, you may seek assistance from the U.S. Department of Labor, or you may file suit in a Federal court. The court will decide who should pay court costs and legal fees. If you are successful the court may order the person you have sued to pay these costs and fees. If you lose, the court may order you to pay these costs and fees; for example, if it finds your claim is frivolous.
Assistance With Your Questions
If you have any questions about your Plan, you should contact the plan administrator. If you have any questions about this statement or about your rights under ERISA, or if you need assistance in obtaining documents from the plan administrator, you should contact the nearest Area Office of the Employee Benefits Security Administration, U.S. Department of Labor, listed in your telephone directory or the Division of Technical Assistance and Inquiries, Employee Benefits Security Administration, U.S. Department of Labor, 200 Constitution Avenue N.W., Washington, D.C. 20210. You may also obtain certain publications about your rights and responsibilities under ERISA by calling the publications hotline of the Pension and Welfare Benefits Administration.

In order to protect your family’s rights, you should keep the plan administrator informed of any charges in the addresses of family members. You should also keep a copy, for your records, of any notices you send to the plan administrator.
Plan Name
The legal name of the Plan is the Transcat Inc. Post-Retirement Benefit Plan for Non-Officer Employees.
Plan Number
510
Employer
Transcat Inc.
35 Vantage Point Drive
Rochester, New York 14624
(585) 352-7777
Employer Identification Number
16-0874418
Type of Plan
The Plan is a welfare benefit plan that provides limited reimbursements to Participants for the cost of individual medical insurance coverage purchased by the Participant.
Plan Administrator
Transcat Inc.
35 Vantage Point Drive
Rochester, New York 14624
(585) 352-7777
Type of Administration
The Plan is administered by Transcat Inc. The insurance carrier through which a Participant purchases individual coverage administers claims under the insurance contract.

Agent for Service of Legal Process
Transcat Inc.
35 Vantage Point Drive
Rochester, New York 14624
(585) 352-7777
Contributions/Funding
The Company pays reimbursement benefits under the Plan out of its general assets.
Plan Year
The plan year for the Plan is the calendar year.

Acknowledgment of Receipt
By signing below, the authorized representative of the Company certifies that a copy of this summary plan description/plan document for the Transcat Inc. Post-Retirement Benefit Plan for Non-Officer Employees was provided to the below-named employee and the employee acknowledges that the Company provided the employee with a copy of this summary plan description/plan document for the Transcat Inc. Post-Retirement Benefit Plan for Non-Officer Employees.
Transcat Inc.

By:

Date

Signature of Participant	Date

Print Name of Participant